                                                                 EXHIBIT 10.1.15

                        EIGHTH AMENDMENT AND FIFTH WAIVER

               EIGHTH AMENDMENT AND FIFTH WAIVER, dated as of December 31, 2002 (this "Amendment"), to and under the Amended and Restated Credit and Guarantee Agreement, dated as of July 27, 2000 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"), among SMTC Corporation ("Holdings"), HTM Holdings, Inc. (the "U.S. Borrower"), SMTC Manufacturing Corporation of Canada (the "Canadian Borrower"; together with the U.S. Borrower, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), Lehman Brothers Inc., as advisor, lead arranger and book manager, The Bank of Nova Scotia, as syndication agent, Lehman Commercial Paper Inc., as general administrative agent (in such capacity, the "General Administrative Agent"), The Bank of Nova Scotia, as Canadian administrative agent, Lehman Commercial Paper Inc., as collateral monitoring agent, and General Electric Capital Corporation, as documentation agent.

                              W I T N E S S E T H:

               WHEREAS, Holdings and the Borrowers requested that the Lenders amend, and agree to waive, certain of the provisions of the Credit Agreement; and

               WHEREAS, the Lenders have consented to the requested amendments and waivers in the manner set forth below;

               NOW, THEREFORE, in consideration of the premises and the material covenants herein contained, the parties hereto hereby agree as follows:

               1. Defined Terms. Terms used herein and defined in the Credit Agreement are used herein as therein defined.

               2. Waivers of Events of Default. The Lenders hereby waive the Defaults and Events of Default arising by reason of (a) the failure of Holdings and the Borrowers to comply with the provisions of Section 7.5(g)(ii) of the Credit Agreement for any period prior to the Amendment Effective Date (as defined below), (b) any representation and warranty made by any Borrower, in connection with any extension of credit under the Credit Agreement between June 30, 2002 and the Amendment Effective Date, to the effect that no Default or Event of Default had occurred by reason of the failure of Holdings and the Borrowers to comply with the provisions of Section 7.5(g)(ii) of the Credit Agreement or (c) any failure of Holdings or any Borrower to give notice under the Credit Agreement of the failure of Holdings and the Borrowers to comply with the provisions of Section 7.5(g)(ii) of the Credit Agreement.

               3. Amendment to Section 1.1 of the Credit Agreement (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended as follows:

               (a) the definition of "Canadian Revolving Credit Commitment" is hereby amended by adding at the end thereof the following: "The aggregate amount of the

          Canadian Revolving Credit Commitments on the Eighth Amendment Effective Date is U.S.$7,593,750.";

               (b)  the definition of "Consolidated EBITDA" is hereby amended by
          (i) deleting "and" immediately prior to clause (n) thereof and substituting in lieu thereof a comma and (ii) adding immediately after clause (n) thereof the following:

               "and (o) incremental costs incurred by Holdings and its Subsidiaries during such period pursuant to the Eighth Amendment (including the fees and expenses of FTI Consulting, Simpson Thacher & Bartlett and any other advisors to the Lenders) and all fees and expenses of a strategic advisor engaged by Holdings and approved by the Lenders (such approval not to be unreasonably withheld),";

               (c) the definition of "Eligible Accounts" is hereby amended by adding at the end thereof the following:

               "It being understood that Eligible Accounts (i) shall not include
               (x) any unissued credits, (y) Accounts which are owed by account debtors located outside the United States and Canada unless, subject to clause (z) below, a security interest (or the substantial equivalent thereof under appropriate local law as acceptable to the Required Lenders), is perfected under local law to the satisfaction of the General Administrative Agent and (z) Accounts payable to a Subsidiary of Holdings formed under the laws of Mexico or owed by account debtors located in Mexico and
               (ii) shall include Accounts payable by International Business Machines Corporation ("IBM") net of accounts payable by any Loan Party to IBM that are overdue more than 30 days and may be set off in accordance with the supply contract between IBM and Holdings as in effect on the Eighth Amendment Effective Date.";

               (d) the definition of "Eligible Inventory" is hereby amended by adding at the end thereof the following

               "It being understood that Eligible Inventory shall not include
               (x) parts Inventory, (y) Inventory located at hubs outside the United States, Ireland and Canada and in transit other than up to the $500,000 of Inventory in transit permitted under clause (d) above and (z) Inventory located in Mexico or owned by a Subsidiary of Holdings formed under the laws of Mexico.";

               (e) the definition of "Swing Line Lender" is hereby amended by deleting the proviso therein in its entirety and substituting in lieu thereof the following:

               "provided, however, that at any time after the Eighth Amendment Effective Date, the term "Swing Line Lender" shall mean Lehman Commercial Paper Inc., in its capacity as the lender of Swing Line Loans";

               (f) the definition of "U.S. Revolving Credit Commitment" is hereby amended by adding at the end thereof the following: "The aggregate amount of the U.S Revolving Credit Commitments on the Eighth Amendment Effective Date is U.S.$82,406,250.";

               (g) deleting in their entirety the definitions of "Advance Rate" and "Borrowing Base"; and

               (h) inserting the following new defined terms in their correct alphabetical order:

                    ""Advance Rate": (i) with respect to Eligible Accounts, 85%, and (ii) with respect to Eligible Inventory, valued on a first-in, first-out basis (at the lower of cost or market), 65%.

                    "Availability Adjustment": at any time, the sum of (a) the aggregate amount of scheduled amortization payments on the Term Loans made by the U.S. Borrower at such time on and after December 31, 2002, and (b) 65% of Inventory of the Borrowers and their Subsidiaries and located in Mexico at such time which satisfies all of the requirements of the definition of Eligible Inventory in this Section 1.1; provided, however, that for the period from the Eighth Amendment Effective Date through and ending 90 days thereafter, such Inventory shall not be required to satisfy the requirements set forth in subsections (b) and (h) of such definition (and thereafter shall be required to satisfy such requirements in the manner provided in Section 10.13)."

                    "Borrowing Base": with respect to the Borrowers, on any date of determination, the sum (without duplication) of (i) the product of (A) the aggregate outstanding Eligible Accounts of the Borrowers and their Subsidiaries on such date and (B) the applicable Advance Rate, plus (ii) the product of (x) the aggregate Eligible Inventory of the Borrowers and their Subsidiaries on such date, and (y) the applicable Advance Rate; provided, that not more than 50% of the Borrowing Base of the Borrowers may be attributable to Eligible Inventory. The Borrowing Base shall be as set forth in the most recent Borrowing Base Certificate delivered by the Borrowers absent manifest error; such Borrowing Base so determined shall remain in effect until the next determination thereof pursuant to this sentence.

                    "Borrowing Formula": at any time, the amount equal to (a)
               the Borrowing Base at such time, plus (b) the Availability Adjustment at such time, plus (c) on any day of any month set forth on Schedule 1.1A , the amount set forth opposite such month on such Schedule, plus (d) cash on deposit in the bank accounts of the Borrower and its Subsidiaries at such time, less (e) the amount equal to the checks written and automated clearinghouse debits requested that have not been paid or debited at such time against the bank accounts of the Borrowers (it being understood that on the last day of each calendar month, the Borrowers shall also be in compliance with the covenant contained in Section 11.1(g)), plus (f) the amount by which the expenses associated with the Eighth Amendment (as described by the Borrower in reasonable detail to the Lenders) exceeds the amount for such expenses included in the Borrower's Business Plan.

                    "Cash Restructuring Costs": consists of the following to the extent paid in cash: (a) severance costs associated with operations of Holdings and its Subsidiaries which have been discontinued ("Discontinued Operations"); (b) costs associated with the physical relocation of equipment in connection with Discontinued Operations, and (c) staff site visits in connection with Discontinued Operations.

                    "Eighth Amendment": the Eighth Amendment and Fifth Waiver,
               dated as of December 31, 2002, to and under this Agreement.

                    "Eighth Amendment Effective Date": the Amendment Effective
               Date under and as defined in the Eighth Amendment.

                    "Quarterly Budget": as defined in Section 10.2(j).

                    "Registration Rights Agreement": the Amended and Restated
               Registration Rights Agreement, substantially in the form of Exhibit C to the Eighth Amendment, to be entered into pursuant to the Eighth Amendment.

                    "Total Revolving Extensions of Credit": as defined in
               Section 11.1(f)(i).

                    "Warrant Agreement": the Warrant Agreement, substantially in the form of Exhibit B to the Eighth Amendment, to be entered into pursuant to the Eighth Amendment.".

               4. Amendment to Section 2.4 of the Credit Agreement (U.S. Revolving Commitments). Section 2.4(a) of the Credit Agreement is hereby amended by deleting clause (B) in the first sentence thereof and substituting in lieu thereof the following:

          "(B) the Aggregate U.S. Revolving Extensions of Credit, when added to the Aggregate Canadian Revolving Extensions of Credit, would not exceed the Borrowing Formula.".

               5. Amendment to Section 2.6 of the Credit Agreement (Swing Line Commitment). Section 2.6(a) of the Credit Agreement is hereby amended by:

               (a) deleting clause (iii)(B) in the proviso in the first sentence thereof and substituting in lieu thereof the following:

               "(B) the Aggregate U.S. Revolving Extensions of Credit, when added to the Aggregate Canadian Revolving Extensions of Credit, would not exceed the Borrowing Formula"; and

               (b) deleting the second sentence thereof and substituting in lieu thereof the following:

               "Notwithstanding anything to the contrary contained in the preceding sentence, at any time after the Eighth Amendment Effective Date, Lehman Commercial Paper Inc. shall be the only Swing Line Lender.".

               6. Amendment to Section 2.7(a) of the Credit Agreement (Procedure for Swing Line Borrowing; Refunding of Swing Line Loans). Section 2.7(a) of the Credit Agreement is hereby amended by (a) deleting the phrase "1:30 P.M., New York City time (or, during the Fourth Amendment Waiver Period, 3:00 P.M., New York City time)" in the first sentence thereof and substituting in lieu thereof "3:00 P.M., New York City time" and (b) deleting the phrase "3:00 P.M., New York City time (or, during the Fourth Amendment Waiver Period, 4:30 P.M., New York City time)" in the third sentence thereof and substituting in lieu thereof "4:30 P.M., New York City time".

               7. Amendment to Section 5.1 of the Credit Agreement (Canadian Revolving Commitments). Section 5.1(a) of the Credit Agreement is hereby amended by deleting clause (B) in the first sentence thereof and substituting in lieu thereof the following:

          "(B) the Aggregate Canadian Revolving Extensions of Credit, when added to the Aggregate U.S. Revolving Extensions of Credit, would not exceed the Borrowing Formula.".

               8. Amendment to Section 5.6 of the Credit Agreement (Acceptance Commitments). Section 5.6(a) of the Credit Agreement is hereby amended by deleting clause (ii) therein and substituting in lieu thereof the following:

          "(ii) the Aggregate Canadian Revolving Extensions of Credit, when added to the Aggregate U.S. Revolving Extensions of Credit, would not exceed the Borrowing Formula.".

               9. Amendment to Section 5.14 of the Credit Agreement (Canadian Swing Line Commitment). Section 5.14(a) of the Credit Agreement is hereby amended by deleting clause (ii)(B) in the proviso in the first sentence thereof and substituting in lieu thereof the following:

          "(B) the Aggregate Canadian Revolving Extensions of Credit, when added to the Aggregate U.S. Revolving Extensions of Credit, would not exceed the Borrowing Formula.".

               10. Amendment to Section 6.1 of the Credit Agreement (L/C Commitments). Section 6.1 of the Credit Agreement is hereby amended as follows:

               (a)  Section 6.1(a) of the Credit Agreement is hereby amended by:

                    (i) deleting clause (iii) in the first proviso in the first sentence thereof and substituting in lieu thereof the following:

                    "(iii) the Aggregate U.S. Revolving Extensions of Credit,
               when added to the Aggregate Canadian Revolving Extensions of Credit, would exceed the Borrowing Formula"; and

                    (ii) deleting the following proviso at the end of the second sentence thereof:

               ", provided, further, that, notwithstanding anything to the contrary contained in this Section 6.1(a), with respect to any U.S. Letter of Credit issued or extended at any time on or after the Fourth Amendment Effective Date, such U.S. Letter of Credit shall expire no later than December 31, 2002"; and

               (b)  Section 6.1(b) of the Credit Agreement is hereby amended by:

                    (i) deleting clause (iii) in the first proviso in the first sentence thereof and substituting in lieu thereof the following:

               "(iii) the Aggregate Canadian Revolving Extensions of Credit, when added to the Aggregate U.S. Revolving Extensions of Credit, would exceed the Borrowing Formula"; and

                    (ii) deleting the following proviso at the end of the second sentence thereof:

               ", provided, further, that, notwithstanding anything to the contrary contained in this Section 6.1(b), with respect to any Canadian Letter of Credit issued or extended at any time on or after the Fourth Amendment Effective Date, such Canadian Letter of Credit shall expire no later than December 31, 2002".

               11. Amendment to Section 7.5 of the Credit Agreement (Mandatory Prepayments; Application of Prepayments). Section 7.5(g) of the Credit Agreement is hereby amended by:

               (a)  Amending paragraph (g)(i) by:

                    (i) deleting the clause "the lesser of (A) the Borrowing Base of the U.S. Borrower and (B)" therein; and

                    (ii) deleting the phrase "Borrowing Base of the U.S. Borrower" in the second proviso therein and substituting in lieu thereof "the U.S. Revolving Credit Commitments then in effect";

               (b)  Amending paragraph (g)(ii) by:

                    (i) deleting the clause "the lesser of (A) the Borrowing Base of the Canadian Borrower and (B)" therein; and

                    (ii) deleting the phrase "Borrowing Base of the Canadian Borrower" in the second proviso therein and substituting in lieu thereof "the Canadian Revolving Credit Commitments then in effect"; and

               (c) adding at the end of such Section the following new paragraph (iii):

                    (iii) If, at any time during the U.S. Revolving Credit
               Commitment Period or the Canadian Revolving Credit Commitment Period for a period of three consecutive Business Days, the amount of the Aggregate U.S. Revolving Extensions of Credit, when added to the Aggregate Canadian Extensions of Credit, exceeds the Borrowing Formula, the Borrowers shall immediately, without notice or demand, prepay the Canadian Revolving Credit Loans, the U.S. Revolving Credit Loans and the Swing Line Loans in an aggregate principal amount equal to such excess, together with interest on the principal amount being repaid accrued to the date of such payment or prepayment; provided that if the aggregate principal amount of the Canadian Revolving Credit Loans, the U.S. Revolving Credit Loans and the Swing Line Loans then outstanding is less than the amount of such excess (because U.S. L/C Obligations and/or Canadian L/C Obligations constitute a portion thereof), the Borrowers shall, to the extent of the balance of such excess, replace outstanding U.S. Letters of Credit and/or Canadian Letter of Credit and/or cash collateralize such U.S. Letters of Credit and/or Canadian Letter of Credit in the manner described in Section 13; provided further that if the sum of the Aggregate U.S. Revolving Extensions of Credit and the Aggregate Canadian Revolving Extensions of Credit, plus any cash collateral delivered to the General Administrative Agent pursuant to the immediately preceding proviso exceeds the Borrowing Formula for three consecutive Business Days the General Administrative Agent, at the request of either Borrower, shall promptly return such cash collateral in an aggregate amount equal to such excess. All payments made under this Section 7.5(g)(iii) shall be made ratably between the U.S. Revolving Extensions of Credit and the Canadian Revolving Extensions of Credit.".

               12. Amendment to Section 7.14 of the Credit Agreement (Use of Proceeds). Section 7.14 of the Credit Agreement is hereby amended to add at the end thereof immediately prior to the period therein the following:

          ", and on and after the Eighth Amendment Effective Date, the proceeds of the Loans shall also be applied to checks written or automated clearinghouse debits requested in the ordinary course of business of Holdings and its Subsidiaries or for Cash Restructuring Costs permitted under this Agreement. ".

               13. Amendment to Section 10.2 of the Credit Agreement (Certificate; Other Information). Section 10.2 of the Credit Agreement is hereby amended by (a) deleting the reference to "clause (j)" in the introductory clause thereof and substituting in lieu thereof a reference to "clause (l)", (b) relettering clause (j) as clause (l), (c) deleting "and" at the end of clause
(i) thereof and (d) adding immediately after clause (i) thereof the following:

               "(j) as soon as available, but in any event no later than fifteen Business Days prior to the end of each fiscal quarter of Holdings, projected weekly levels of cash receipts and cash disbursements for the immediately succeeding fiscal quarter (the "Quarterly Budget") which reconciles with the business plan of Holdings delivered to the General Administrative Agent on November 15, 2002, in a manner and in detail set forth on Schedule 10.2(j);

               (k) as soon as available, but in any event not later than Wednesday of each calendar week, (i) flash reports of actual revenues and expenditures for the calendar week most recently ended and (ii) a comparison setting forth actual cash receipts and cash disbursements made, checks written and automated clearinghouse debits requested against the Quarterly Budget and a discussion of any variance with respect thereto, all of the foregoing in detail set forth on Schedule 10.2(k); and".

               14. Amendment to Section 10.3 of the Credit Agreement (Collateral Reports). Section 10.3(a) of the Credit Agreement is hereby amended by adding at the end thereof immediately before the semicolon therein the following: "and a calculation of the Borrowing Formula".

               15. Amendment to Section 10.13 of the Credit Agreement (Additional Delivery of Collateral). Section 10.13 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

               "10.13 Additional Delivery of Collateral. On and after the Eighth Amendment Effective Date, use their reasonable best efforts to provide the General Administrative Agent with a perfected first priority Lien (or substantial equivalent thereof under applicable local law) on all Inventory and real property owned by the Borrowers and, unless the Borrowers shall have determined in good faith that it would result in adverse tax consequences to the Borrowers or any Subsidiary thereof, their Subsidiaries and located in Ireland. Within 90 days after the Eighth Amendment Effective Date, provide the General Administrative Agent with a perfected first priority Lien (or the substantial equivalent thereof under applicable local law as shall be acceptable to the Required Lenders) on substantially all property owned by the Borrowers or their Subsidiaries and located in Mexico (it being understood that the General Administrative Agent shall cooperate with the Borrowers to minimize the fees related to obtaining such Liens).".

               16. Amendment to Section 11.1 of the Credit Agreement (Financial Condition Covenants). Section 11.1 of the Credit Agreement is hereby amended by:

               (a) deleting Section 11.1(a) in its entirety and substituting in lieu thereof the following:

                    "(a)   Consolidated Leverage Ratio. Permit the Consolidated
               Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth on Schedule 11.1(a) to exceed the ratio set forth on Schedule 11.1(a) opposite such fiscal quarter.";

               (b) deleting Section 11.1(b) in its entirety and substituting in lieu thereof the following:

                    "(b) [Reserved].";

               (c) deleting Section 11.1(c) in its entirety and substituting in lieu thereof the following:

                    "(c) Consolidated Interest Coverage Ratio. Permit the
               Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth on Schedule 11.1(c) to be less than the ratio set forth on Schedule 11.1(c) opposite such fiscal quarter.";

               (d) deleting Section 11.1(d) in its entirety and substituting in lieu thereof the following:

                    "(d) [Reserved]."; and

               (e) deleting Sections 11.1(e), (f) and (g) and substituting in lieu thereof the following:

                    "(e)   Minimum Cumulative Consolidated EBITDA. Permit the
               cumulative Consolidated EBITDA of Holdings and its Subsidiaries for the portion of any fiscal quarter ending on any date set forth on Schedule 11.1(e) to be less than the amount set forth opposite such date on Schedule 11.1(e); provided that, for purposes of determining compliance with the foregoing covenant, if the cumulative Consolidated EBITDA for any full fiscal quarter exceeds the amount set forth on Schedule 11.1(e) for such fiscal quarter, 50% of such excess may be carried over and added to the cumulative Consolidated EBITDA for the immediately following full fiscal quarter, to the extent that the cumulative Consolidated EBITDA for such following fiscal quarter would be less than the required amount set forth above for such fiscal quarter.

                    (f) Maximum Outstanding Extensions of Credit. (i) Permit the sum of the Aggregate U.S. Revolving Extensions of Credit and the Aggregate Canadian Revolving Extensions of Credit (such sum, the "Total Revolving Extensions of Credit") on any date set forth on Schedule 11.1(f)(i) to be greater than the amount set forth opposite such date on Schedule 11.1(f)(i).

                    (ii) On any day (other than the last day) of any month set forth on Schedule 11.1(f)(ii), permit the Total Revolving Extensions of Credit to exceed the lesser of (A) the Borrowing Formula in effect on such day and (B) the amount set forth opposite such month on Schedule 11.1(f)(ii).

                    (g) Minimum Availability Test. As at the last day of each month on and after the Eighth Amendment Effective Date, permit the amount equal to (i) the Borrowing Base on such date, plus (ii) the Availability Adjustment, minus (iii) the

               Total Revolving Extension of Credit on such date, minus (iv) if on such date the aggregate amount of accounts payable of Holdings and its Subsidiaries that are more than 60 days past due (the "Past Due Accounts") exceeds 10% of the aggregate accounts payable of Holdings and its Subsidiaries on such date, the amount of such excess over 10%, plus (v) cash on deposit in the bank accounts of the Borrowers and its Subsidiaries, minus (vi) checks written and automated clearinghouse debits requested which have not yet cleared, to be less (or, in the case of a negative number, a larger negative number) than the amount set forth on
               Schedule 11.1(g) opposite such month on Schedule 11.1(g).".

               17. Amendment to Section 11.7 of the Credit Agreement (Capital Expenditures). Section 11.7 of the Credit Agreement is hereby amended by deleting the second paragraph therein and substituting in lieu thereof the following:

               "From and after the Eighth Amendment Effective Date, the foregoing covenant for the 2003 and 2004 fiscal years of Holdings shall not be applicable. Notwithstanding anything to the contrary contained in this Section 11.7, during the period from and after the Eighth Amendment Effective Date, Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or commit to make any Capital Expenditure, except Capital Expenditures of Holdings and its Subsidiaries in the ordinary course of business not exceeding $1,250,000 during any fiscal quarter of Holdings.".

               18. Amendment to Section 11 of the Credit Agreement (Negative Covenants). Section 11 of the Credit Agreement is hereby amended by adding at the end thereof a new Section 11.18 as follows:

               "11.18 Limitation on Cash Restructuring Costs. Permit Cash Restructuring Costs incurred by Holdings and its Subsidiaries on and after the Eighth Amendment Effective Date to exceed $5,600,000, in the aggregate.

               11.19. Limitation on Location of Business. Permit Holdings or any of its Subsidiaries, without the consent of the Required Lenders, to move the manufacturing operations, or any material portion of the business, of Holdings or such Subsidiary to any jurisdiction outside of the jurisdictions in which Holdings and its Subsidiaries operate on the Eighth Amendment Effective Date.".

               19. Amendment to Section 13 of the Credit Agreement (Events of Default). Section 13 of the Credit Agreement is hereby amended by deleting
Section 13(d) thereof in its entirety and substituting in lieu thereof the following:

               "(d) (i) Any Loan Party shall default in the observance or performance of any agreement contained Section 10.1, 10.2(c), 10.2(f), 10.2(g), 10.2(j), 10.2(k), 10.3(a) and 10.3(e) in this Agreement, and such default shall continue unremedied for a period of five Business Days after the date upon which such Loan party knows or should reasonably be expected to know the existence of such default or (ii) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a), (b), (c) or (d)(i) of this

          Section), and such default shall continue unremedied for a period of 30 days after the date upon which such Loan party knows or should reasonably be expected to know the existence of such default; or".

               20. Additional Schedules to the Credit Agreement. The Credit Agreement is hereby amended by deleting Schedules 11.1(e) and (f) in their entireties and substituting in lieu thereof and adding Schedules 1.1A, 10.2(j), 10.2(k), 11.1(a), 11.1(c), 11.1(e), 11.1(f)(i), 11.1(f)(ii) and 11.1(g) in the
forms attached hereto as Annexes A, B, C, D, E, F, G, H and I, respectively.

               21. Effectiveness. The Amendment shall become effective on the date of satisfaction of the following conditions precedent (the "Amendment Effective Date"):

               (a) The General Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by Holdings and each of the Borrowers.

               (b) The General Administrative Agent shall have received executed Lender Consent Letters, substantially in the form of Exhibit A hereto ("Lender Consent Letters"), from Lenders constituting the Required Lenders.

               (c) The General Administrative Agent shall have received an executed Acknowledgment and Consent, in the form set forth at the end of this Amendment, from each Subsidiary Guarantor.

               (d) The General Administrative Agent shall have received an executed Acknowledgment and Consent, in the form and substance reasonably satisfactory to the General Administrative Agent, from each Canadian Subsidiary Guarantor.

               (e) Each Loan Party shall have identified and, except as otherwise agreed by the General Administrative Agent, provided the General Administrative Agent (or other agent or trustee satisfactory to the General Administrative Agent), for the benefit of the Lenders, with a perfected first priority Lien in all material assets owned by any Loan Party not subject of such a security interest, including with respect to all real property of the Borrowers and their Subsidiaries located in the United States of America pursuant to Section 10.11(b) of the Credit Agreement.

               (f) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to the General Administrative Agent.

               (g) Holdings and the General Administrative Agent shall have executed and delivered the Warrant Agreement and the Registration Rights Agreement and the Warrants required to be issued pursuant to the Warrant Agreement on the Amendment Effective Date shall have been issued.

               (h) The Lenders and the General Administrative Agent shall have received a budget in form and substance satisfactory to them setting forth Holdings' projected weekly levels of revenue and expenses from October 31, 2002 through June 30, 2004.

               (i) Holdings shall have provided a 13-week cash flow forecast for the period beginning with the first full calendar week following the Amendment Effective Date, in form, detail and substance reasonably satisfactory to the General Administrative Agent and which shall, in any event, include the total amount of checks outstanding, indicate the available amount permitted under the U.S. Revolving Credit Facility and the Canadian Revolving Credit Facility, and indicate whether there is a forecasted cash surplus or deficiency.

               (j) The Lenders and the General Administrative Agent shall have received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented, on or before the Amendment Effective Date.

               (k) All governmental and third party approvals necessary in connection with the Amendment shall have been obtained and be in full force and effect.

               (l) The General Administrative Agent shall have received such legal opinions from counsel to Holdings and its Subsidiaries and such documents and other instruments as are customary for transactions of this type or as it may reasonably request.

               (m) The General Administrative Agent shall have received from Holdings, for the account of each Lender, an amendment fee equal to 0.50% of the sum of such Lender's Revolving Credit Commitments (as reduced pursuant to this Amendment) and Term Loans then outstanding.

               22. Representations and Warranties. After giving effect to the amendment and waivers contained herein, on the Amendment Effective Date, each of Holdings and the Borrowers hereby confirms, reaffirms and restates the representations and warranties set forth in Section 8 of the Credit Agreement, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that each reference in such Section 8 to "this Agreement" shall be deemed to be a reference both to this Amendment and to the Credit Agreement as amended by this Amendment.

               23.  Release and Acknowledgements.

               (a) In order to induce the Lenders to enter into this Amendment, each Loan Party hereby remises, releases and forever discharges, and by these presents does for its Subsidiaries (direct or indirect), and for itself and its predecessors, successors, affiliates and assigns (each, a "Releasor"), remise, release and forever discharge, each Agent, each Lender, and each predecessor, affiliate, subsidiary (direct or indirect), successor, assign, participant, officer, director, employee or agent of any Agent or any Lender (collectively, the "Released Parties"), of and from all manner of actions at law or equity, all causes of action for damages, costs, debts, sums of money, accounts, bills, rights of indemnity, breach of contract, provision of labor or materials, loss of use, loss of services, expenses, compensation, consequential or punitive damages, equitable subordination, avoidance of preferential or fraudulent transfers, or any other thing whatever, arising by virtue of actions taken, actions omitted to be taken or the occurrence of any other event on or prior to the Amendment Effective Date, relating in any way to (i) this Amendment, the Credit Agreement, any other Loan Document or the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents (the "Obligations"), (ii) any claims (including, without limitation, for contribution or indemnification) which have or could have arisen out of any of the transactions contemplated by this Amendment or the Loan Documents or any other proceedings that have been brought or may be brought by any party hereto or to any Loan Document or any third party relating to the Loan Documents or the transactions contemplated thereby, (iii) any acts, transactions or events that are the subject matter of this Amendment or the Loan Documents or (iv) the prosecution of any claims or any settlement negotiations which such Releasor ever had, now or which it, its Subsidiaries (direct or indirect), or its successors or assigns hereafter can, shall or may have against the Released Parties by reason of (with respect to each of clauses (i)-(iv) above) any matter, cause or thing whatsoever on or prior to the Amendment Effective Date relating to this Amendment or the Loan Documents; provided, however, that nothing herein shall be construed or deemed to release any covenants or agreements contained herein or in any Loan Document so long as such Loan Document shall remain in full force and effect.

               (b) Each Loan Party hereby acknowledges and agrees that the Obligations are secured by valid and enforceable first priority liens and security interests granted by the Loan Parties to an Agent, for the ratable benefit of the Lenders, upon all of the Collateral, subject only to Liens permitted under the Credit Agreement. The Obligations and the liens and security interests of the Agents, for the ratable benefit of the Lenders, in the Collateral are not subject to avoidance, defense, objection, action, counterclaim, setoff or subordination, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally. The Obligations constitute legal, valid and binding obligations of each Loan Party, enforceable in accordance with the terms of the Loan Documents and pursuant to applicable law, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity). Furthermore, no Loan Party will use any of its cash or other assets to object to or contest in any manner, or raise any objections, counterclaims or defenses to, the validity, perfection, priority or enforceability of the claims or liens of the Agents and the Lenders relating to this Amendment, the Credit Agreement or any other Loan Document, or to investigate or assert any claims or causes of action arising on or prior to the Amendment Effective Date against the Agents or the Lenders relating to this Amendment, the Credit Agreement or any other Loan Document.

               (c) Except as expressly set forth in this Amendment, each of the Loan Parties acknowledges and agrees that the execution and delivery by the Agents of, or the consent by the Lenders to, this Amendment shall not be deemed (i) to create a course of dealing or otherwise obligate the Agents or the Lenders to forbear or execute similar agreements under the same or similar circumstances in the future, (ii) to modify, relinquish or impair any right of the Agents or the Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment,
          (iii) to waive any right of the Lenders to receive interest at an increased rate as a result of any Events of Default that may occur under the Credit Agreement as amended by this Amendment, (iv) to obligate the Lenders in any way to forbear from individually or collectively enforcing remedies under the Credit Agreement as amended by this Amendment in any manner or (v) a commitment from any of the Lenders to forbear or "stand still". Except as expressly set forth in this Amendment, no past or future forbearance on the part of any of the Lenders should be viewed as a limitation upon or waiver of the absolute right and privilege of the Lenders in exercising rights and remedies that currently exist or may exist after the Amendment Effective Date.

               24. Continuing Effect; No Other Amendments. Except as expressly amended or waived hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments and waivers contained herein shall not constitute an amendment or waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.

               25. No Default. No Default or Event of Default shall have occurred and be continuing as of the Amendment Effective Date after giving effect to this Amendment.

               26. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which shall be an original, and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

               27. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                          SMTC CORPORATION


                                          By: /s/ Paul Walker
                                              ----------------------------------
                                              Name:  Paul Walker
                                              Title: President


                                          HTM HOLDINGS, INC.


                                          By: /s/ Paul Walker
                                              ----------------------------------
                                              Name:  Paul Walker
                                              Title: President


                                          SMTC MANUFACTURING CORPORATION OF
                                          CANADA


                                          By: /s/ Paul Walker
                                              ----------------------------------
                                              Name:  Paul Walker
                                              Title: President

                                          LEHMAN COMMERCIAL PAPER INC., as
                                           General Administrative Agent


                                          By: /s/ G. Andrew Keith
                                              ----------------------------------
                                              Name:  G. Andrew Keith
                                              Title: Authorized Signatory

                           ACKNOWLEDGMENT AND CONSENT

               Each of the undersigned parties to the Amended and Restated Guarantee and Collateral Agreement, dated as of July 27, 2000, as amended, supplemented or otherwise modified from time to time, made by the undersigned in favor of Lehman Commercial Paper Inc., as General Administrative Agent, for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by the Eighth Amendment to the Amended and Restated Credit and Guarantee Agreement (the "Eighth Amendment"), (b) acknowledges and agrees that the guarantees and grants of security interests contained in such Amended and Restated Guarantee and Collateral Agreement and in the other Security Documents are, and shall remain, in full force and effect after giving effect to the Eighth Amendment and all prior modifications to the Amended and Restated Credit and Guarantee Agreement and (c) agrees to and acknowledges the provisions of Section 23 of the Eighth Amendment which are incorporated herein by reference.

                                          SMTC CORPORATION
                                          HTM HOLDINGS, INC.
                                          SMTC MANUFACTURING CORPORATION OF
                                           CALIFORNIA
                                          SMTC MANUFACTURING CORPORATION OF
                                           COLORADO
                                          SMTC MANUFACTURING CORPORATION OF
                                           MASSACHUSETTS
                                          SMTC MANUFACTURING CORPORATION OF
                                           NORTH CAROLINA
                                          SMTC MANUFACTURING CORPORATION OF
                                           TEXAS
                                          SMTC MANUFACTURING CORPORATION OF
                                           WISCONSIN
                                          SMTC MEX HOLDINGS, INC.
                                          QUALTRON, INC.


                                          By: /s/ Paul Walker
                                              ----------------------------------
                                              Name:
                                              Title: